Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the BPI Energy Holdings, Inc. 2005 Omnibus Stock Plan of our report dated October 13, 2006 with respect to the consolidated financial statements of BPI Energy Holdings, Inc for the years ended July 31, 2006 and July 31, 2005, included in the Annual Report (Form 10-K) for the year ended July 31, 2006.
/s/ Meaden & Moore, Ltd.
MEADEN & MOORE
Independent Registered Public Accounting Firm
December 21, 2006
Cleveland, Ohio